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                                                                   EXHIBIT 23(a)

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement (No. 333-75558) on Form S-3 of our report dated February 6, 2001 relating to the consolidated financial statements of L-3 Communications Holdings, Inc, for the three years ended December 31, 2000, all included in the annual report on Form 10-K for the year ended December 31, 2000.

We consent to the incorporation by reference in this Registration Statement of our report dated February 28, 2001 and January 5, 2001 relating to the financial statements of the Honeywell Traffic Alert and Collision Avoidance System Business, for the years ended December 31, 1999 and 1998, and the Raytheon Training Devices and Training Services Business, for the year ended December 31, 1999, respectively, all included in the report on Form 8-K/A dated March 21, 2001.

We consent to the incorporation by reference in this Registration Statement of our report dated March 9, 2001 relating to the consolidated financial statements of EER Systems, Inc., for the year ended December 31, 2000, included in the report on Form 8-K dated December 19, 2001.

We also consent to the reference to us under the heading "Experts", which is part of this Registration Statement.
                                                  /s/ PricewaterhouseCoopers LLP

1177 Avenue of the Americas
New York, New York


January 4, 2002